Exhibit (a)(2)(iii)

The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

LETTER OF TRANSMITTAL

to accompany certificates for Trust Units of

BROOKFIELD CANADA OFFICE PROPERTIES

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for trust units (the “Trust Units”) of Brookfield Canada Office Properties (the “Trust”), deposited in connection with the proposed redemption by the Trust of all Trust Units not already owned by Brookfield Property Partners L.P. (“BPY”) and its subsidiaries (the “Transaction”), that is being submitted for approval at the annual and special meeting of the unitholders of the Trust on June 28, 2017 or any adjournment(s) or postponement(s) thereof (the “Meeting”) as described in a management information circular dated May 8, 2017 (the “Circular”). Holders of Trust Units (the “Trust Unitholders”) are referred to the notice of meeting of unitholders and the Circular accompanying this Letter of Transmittal. The terms and conditions of the Transaction are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined herein have the meaning set out in the Circular. You are encouraged to carefully review the Circular in its entirety.

Completion of the Transaction is subject to a number of conditions, some of which are beyond the control of the Trust and BPY. Accordingly, the exact timing of completion (if any) of the Transaction is not currently known. The Trust and BPY currently expect the Transaction, if approved at the Meeting, to be completed in the second quarter of 2017. In order for Trust Unitholders to be eligible to receive $32.50 in cash (the “Redemption Price”) from the Trust in respect of each Trust Unit held by such Trust Unitholder, Trust Unitholders are required to deposit the certificates representing such Trust Units with CST Trust Company (the “Depositary”) along with a duly completed and executed copy of this Letter of Transmittal, together with all other required documents. At the closing time of the Transaction, Trust Unitholders (other than Dissenting Trust Unitholders who have properly exercised their Dissent Rights as more particularly described in the Circular) will be entitled to receive, in respect of each Trust Unit deposited, the Redemption Price.

The Depositary (see back page of this document for addresses and telephone numbers), your broker, lawyer or other professional advisor can assist you in completing this Letter of Transmittal. A Trust Unitholder who wishes to deposit Trust Units pursuant to the Transaction and whose Trust Units are registered in the name of a broker, investment dealer, commercial bank, lawyer, trust company, trustee, administrator or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Trust Units pursuant to the Transaction.

TO:	CST TRUST COMPANY at its offices set out herein.

AND TO:	BROOKFIELD CANADA OFFICE PROPERTIES

AND TO:	BROOKFIELD PROPERTY PARTNERS L.P.

In connection with the Transaction being considered for approval at the Meeting, the undersigned delivers to you the enclosed certificate(s) for Trust Units. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name in Which Registered	Number of Trust Units Deposited

The undersigned transmits herewith the certificate(s) described above for cancellation upon the closing of the Transaction. The undersigned acknowledges receipt of the Circular and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Trust Units represented by the enclosed certificate(s) (the “Deposited Trust Units”) and at the Closing Time, the Trust will acquire good title to the Deposited Trust Units free from all liens, charges, encumbrances, claims and equities at the closing time of the Transaction all of the right, title and interest of the undersigned in and to the Deposited Trust Units and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (other than dividends or distributions which have been declared prior to the Closing Date, but are payable on or after the Closing Date) (collectively, “Distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Trust Units or any of them as and from the Closing Date of the Transaction, as well as the right of the undersigned to receive any and all Distributions shall have been assigned to the Trust.

The undersigned irrevocably constitutes and appoints the Trust and any other person designated by the Trust in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Trust Units redeemed in connection with the Transaction with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Trust Units consisting of securities on the registers of the Trust; and (b) execute and negotiate any cheques or other instruments representing any such Distribution payable to or to the order of the undersigned, in each case conditional on and contemporaneously with the completion of the Transaction.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Trust Units or any Distributions other than as set out in this Letter of Transmittal and in any proxy granted for use at the Meeting. Other than in connection with the Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Trust Units or any Distributions by or on behalf of the undersigned, unless the Deposited Trust Units are not redeemed and paid for in connection with the Transaction.

All payments under the Transaction will be made in Canadian dollars. However, the undersigned can elect to receive the Redemption Price for its Trust Units in U.S. dollars by checking the appropriate box in Block E below, in which case the Depositary will convert the Canadian dollar Redemption Price to which the undersigned is entitled into an equivalent amount of U.S. dollars. The undersigned acknowledges and agrees that the exchange rate for one Canadian dollar expressed in one U.S. dollar will be based on the prevailing market rate(s) available from the Depositary on the date the funds are converted by the Depositary, which rate(s) will be at the sole risk of the undersigned. The undersigned further acknowledges and agrees that any change to the currency exchange rates for the exchange of Canadian dollars into U.S. dollars will be at the sole risk of the undersigned. The undersigned acknowledges that they shall not be entitled to receive any Redemption Price with respect to the

Trust Units other than the Redemption Price for which the undersigned is entitled in accordance with the Transaction, or, in the case of Registered Trust Unitholders who properly exercise Dissent Rights, the right to receive fair value for their Trust Units in accordance with the Amendment.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Trust Units and Distributions effectively to the Trust.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Trust and the Depositary, upon the closing of the Transaction being completed, to mail the cheque representing the Redemption Price the undersigned is entitled to pursuant to the Transaction by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below. Should the Transaction not proceed for any reason, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Transaction as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés d’avoir requis que tout contrat attesté par l’transaction et son acceptation par cette lettre d’envoi, de méme que tous les documents qui s’y rapportent, soient redigés exclusivement en langue anglaise.

This letter will be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada therein.

BLOCK A ISSUE CHEQUE IN NAME OF: (please print):	BLOCK B SEND CHEQUE (Unless Block “D” is checked) TO:

(Name)	(Name)

(Street Address and Number)

(City and Province or State)	(Street Address and Number)

(Country and Postal (Zip) Code)

(Telephone — Business Hours)	(City and Province or State)

(Tax Identification, Social Insurance or Social Security No.)	(Country and Postal (Zip) Code)

(Country of Residence)

BLOCK C	BLOCK D

TO BE COMPLETED BY ALL TRUST UNITHOLDERS BY SELECTING ONE OF THE BOXES BELOW	☐ HOLD CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY
Indicate whether you are a U.S. Holder (as defined below) or are acting on behalf of a U.S. Holder:

☐ The owner signing on page 5 represents that it is not a U.S. Holder and is not acting on behalf of a U.S. Holder.

☐ The owner signing on page 5 is a U.S. Holder or is acting on behalf of a U.S. Holder.

U.S. Holders must provide their Taxpayer Identification Number or Employer Identification Number (“TIN”):

A “U.S. Holder” is any Trust Unitholder that is either (A) a person whose address (as it appears on the registers of the Trust) is located within the United States or any territory or possession thereof or who provides an address to which the cheque for the applicable consideration is to be forwarded, if such address is located within the United States or any territory or possession thereof, or (B) a U.S. person for U.S. federal income tax purposes (as further described in Instruction 7).

If you are a U.S. Holder or are acting on behalf of a U.S. Holder, then to avoid backup withholding you must complete the Internal Revenue Service (“IRS”) Form W-9, enclosed herewith, or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 7, “U.S. Holders and Backup Withholding.” If you are a U.S. Holder but you are not a U.S. person for U.S. federal tax purposes or are not acting on behalf of such a U.S. person, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary. Such form is also available on the IRS website at www.irs.gov.

BLOCK E

CURRENCY OF PAYMENT

Except as set out below, a Trust Unitholder who does not check the box below will receive payment of Redemption Price under the Transaction in Canadian dollars.

☐	Check here if you wish to receive payment under the Transaction in U.S. DOLLARS.

By checking the box above, the undersigned acknowledges and agrees that (a) the exchange rate for one Canadian dollar expressed in U.S. dollars will be based on the prevailing market rate(s) available from the Depositary on the date the funds are converted, which rate(s) will be at the sole risk of the undersigned, and (b) any change to the currency exchange rate for the exchange of Canadian dollars into U.S. dollars will be at the sole risk of the undersigned.

BOX F
Signature guaranteed by (if required under Instruction 3):
Authorized Signature
Name of Guarantor (please print or type)
Address (please print or type)

BOX G (to be completed by all holders)
Dated:
Signature of Trust Unitholder or Authorized Representative (see Instruction 4)
Name of Trust Unitholder (please print or type)
Name of Authorized Representative (please print or type, if applicable) (please print or type)

INSTRUCTIONS

1.	Use of Letter of Transmittal

The method used to deliver this Letter of Transmittal and any accompanying certificates representing Trust Units is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. The Trust recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Trust Unitholders whose Trust Units are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Trust Units.

2.	Signatures

This Letter of Transmittal must be filled in and signed by the holder of Trust Units described above or by such holder’s duly authorized representative (in accordance with Instruction 4).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate unit transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or unit transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Trust Units, or if Deposited Trust Units not redeemed are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of the Trust, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Trust Units, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Trust or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

5.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Trust Units, additional certificate numbers and number of Deposited Trust Units may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Trust Units are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	The Transaction and any agreement in connection with the Transaction will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at any of its respective offices at the addresses listed below.

6.	Lost Certificates

If a unit certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements. Address such a letter to the Depositary at the address set out on the last page hereof.

7.	U.S. Holders and Backup Withholding

The following does not constitute a summary of the tax consequences of the Transaction. Trust Unitholders should consult their own tax advisers regarding the tax consequences of the Transaction.

Under U.S. federal income tax law, a U.S. Holder (as defined above in Block C) who receives cash payments pursuant to the Transaction is required to provide the Depositary with his, her or its correct TIN, which, in the case of a U.S. Holder who is an individual, is generally the individual’s social security number. A U.S. Holder who fails to provide the Depositary with the correct TIN or an adequate basis for an exemption, as the case may be, may be subject to penalties imposed by the IRS and backup withholding in an amount equal to 28% of the gross cash proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained by such U.S. Holder from the IRS.

To prevent backup withholding on any payment made to a U.S. Holder (or any person acting on behalf of a U.S. Holder), each U.S. person (as defined below) must provide his, her or its correct TIN (or the TIN of the person on whose behalf such U.S. person is acting), as well as certain other information, by properly completing the IRS Form W-9 enclosed herewith. See the instructions included with the enclosed IRS Form W-9.

For the purposes of this Letter of Transmittal, you are a “U.S. person” if you are, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia, (c) an estate if the income of such estate is subject to United States federal income tax regardless of the source of such income, (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (e) a partnership, limited liability company or other entity classified as a partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia.

If the enclosed IRS Form W-9 does not apply to a U.S. Holder because such U.S. Holder is not a U.S. person for U.S. federal income tax purposes, then such U.S. Holder must instead submit to the Depositary an appropriate and properly completed IRS Form W-8, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary or from the IRS website (www.irs.gov).

A U.S. HOLDER WHO FAILS TO PROPERLY COMPLETE AND TIMELY SUBMIT THE ENCLOSED IRS FORM W-9 OR, WHERE APPLICABLE, THE APPROPRIATE IRS FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS AMOUNT OF ANY CASH PAYMENT MADE TO SUCH U.S. HOLDER PURSUANT TO THE TRANSACTION AND MAY BE SUBJECT TO PENALTIES. BACKUP WITHHOLDING IS NOT AN ADDITIONAL U.S. FEDERAL INCOME TAX. RATHER, ANY AMOUNTS WITHHELD UNDER THE BACKUP WITHHOLDING RULES WILL BE ALLOWED AS A REFUND OR CREDIT AGAINST SUCH U.S. HOLDER’S U.S. FEDERAL INCOME TAX LIABILITY, PROVIDED THE REQUIRED INFORMATION IS TIMELY FURNISHED TO THE IRS. IF BACKUP WITHHOLDING RESULTS IN AN OVERPAYMENT OF TAXES, A REFUND MAY BE OBTAINED BY FILING A TAX RETURN WITH THE IRS. THE DEPOSITARY CANNOT REFUND AMOUNTS WITHHELD BY REASON OF BACKUP WITHHOLDING.

8.	Representations

The representations made by the Trust Unitholder in this Letter of Transmittal will survive the Closing Time of the Transaction.

The Depositary is:

CST TRUST COMPANY

By Mail

P.O. Box 1036

Adelaide Street Postal Station

Toronto, Ontario

M5C 2K4

Attention: Corporate Actions

By Hand or by Courier

320 Bay Street Basement Level (B1)

Toronto, ON

M5H 4A6

Attention: Corporate Actions

Telephone: (416) 682-3860

Toll Free: 1-800-387-0825

E-Mail: inquiries@canstockta.com

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification; check only one of the following seven boxes:	4 Exemptions (codes apply only
to certain entities, not
individuals; see instructions
on page 3):

Exempt payee code (if any)

Exemption from FATCA
reporting code (if
any)

(Applies to accounts maintained outside the U.S.)

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶
Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.
☐ Other (see instructions) ▶
	5 Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐
OR
Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•	Form 1099-INT (interest earned or paid)
•	Form 1099-DIV (dividends, including those from stocks or mutual funds)
•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
•	Form 1099-S (proceeds from real estate transactions)
•	Form 1099-K (merchant card and third party network transactions)
•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
•	Form 1099-C (canceled debt)
•	Form 1099-A (acquisition or abandonment of secured property)

    Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

    If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

    By signing the filled-out form, you:

    1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

    2. Certify that you are not subject to backup withholding, or

    3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

    4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014)	Page 3

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

•	Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•	Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•	Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for…	THEN the payment is exempt for…

Interest and dividend payments	All exempt payees except for 7

Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]

Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014)	Page 4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor*
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity[4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B))	The trust
[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.